                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       All American Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       ALL AMERICAN COMMUNICATIONS, INC.
                              2114 PICO BOULEVARD
                         SANTA MONICA, CALIFORNIA 90405
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 17, 1996
                            ------------------------

To the Stockholders of All American Communications, Inc.:

     Notice is hereby given that the 1995 Annual Meeting of Stockholders of All American Communications,
Inc. (the "Company") will be held at the Miramar Sheraton, Santa Monica, California on January 17, 1996, at 10:00 a.m., local time, to consider and vote upon the following matters:

          1. The election of Class II directors;

          2. An amendment to the Company's Restated Certificate of
     Incorporation;

          3. The approval and ratification of the appointment of Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 1995; and

          4. Such other business as may properly come before the meeting or any adjournment(s) thereof.

     Information concerning these matters, including the names of the nominees for the Company's Board of Directors, is set forth in the attached Proxy Statement, which is a part of this Notice.

     The Board of Directors has fixed December 8, 1995 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only those stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting or any adjournment(s) thereof.

     The Company's Board of Directors urges that all stockholders of record exercise their right to vote at the meeting personally or by proxy.

     Your proxy will continue in full force and effect unless and until you revoke such proxy prior to the vote to which such proxy pertains. You may revoke your proxy by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by you, or by attending the meeting and voting in person. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                                          By Order of the Board of Directors

                                          Anthony J. Scotti
                                          Chairman and Chief Executive Officer

January   , 1995

     TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN (DO NOT PRINT) YOUR NAME AND DATE THE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE AND RETURN IT (THEM) IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                       ALL AMERICAN COMMUNICATIONS, INC.
                              2114 PICO BOULEVARD
                         SANTA MONICA, CALIFORNIA 90405

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of American Communications, Inc., a Delaware corporation (the "Company"), of proxies for use at the 1995 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Miramar Sheraton, Santa Monica, California, on January 17, 1996 at 10:00 A.M., local time, and any adjournment(s) thereof.

     The Company's principal executive offices are located at 2114 Pico Boulevard, Santa Monica, California 90405, and its telephone number is (310) 450-3193.

     This Proxy Statement, Notice of Annual Meeting and the accompanying proxy
card(s) are being first mailed to stockholders on or about January   , 1996. The
Company may use the services of its Directors, officers and other regular employees to solicit proxies personally or telephonically. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

     The proxy will be voted in accordance with the instructions therein. In the absence of such instructions, the persons designated as proxies in the accompanying proxy card(s) will vote: For the election of the Director nominees listed in the Proxy Statement (the "Nominees"), for the approval of the amendment (the "Amendment") to the Company's Restated Certificate of Incorporation, for the appointment of Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 1995 (the "Appointment of Accountants") and in their discretion as to any other business that may properly come before the Annual Meeting or any adjournment(s) thereof. The Board of Directors does not know of any other business to be brought before the Annual Meeting.

     The proxy will continue in full force and effect unless and until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected by a writing delivered to the Company to the attention of the Corporate Secretary at the address indicated above, stating that the proxy is revoked, or by a subsequent proxy executed by the person executing the prior proxy and presented at the meeting, or by attendance at the meeting and voting in person. The dates contained on the forms of proxy presumptively determine the order of execution regardless of the postmark dates on the envelopes in which they are mailed.

GENERAL INFORMATION

     The Board of Directors has fixed December 8, 1995 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. At the end of business on the Record Date, 5,632,052 shares of common stock, $.0001 par value per share (the "Common Stock"), were outstanding and entitled to vote at the meeting. The Common Stock is the only class of stock of the Company entitled to vote at the Annual Meeting.

     Stockholders who own shares registered in different names or at different addresses will receive more than one proxy card. A stockholder must sign and return each of the proxy cards received to ensure that all of the shares owned by such stockholder are represented at the Annual Meeting.

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. With respect to the election of Directors, the four nominees receiving the highest number of affirmative votes for each class will be elected.

Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date will be necessary for the approval of the Amendment. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not taken into account for purposes of determining whether a proposal has been approved by the requisite stockholder vote.

     Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders in excess of a majority of the outstanding shares of Common Stock on the Record Date have notified the Company that they intend to vote their shares at the Annual Meeting in favor of all of the matters set forth above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of December 15, 1995 concerning the beneficial ownership of certain securities of the Company, by (i) each person who is known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock or Class B Common Stock of the Company, (ii) each of the current Directors of the Company and (iii) all current Directors, and the Chief Executive Officer and the four most highly compensated officers of the Company who served in such capacities during fiscal 1994 (the "Named Officers"), of the Company, as a group. Unless otherwise specified, the address of each beneficial owner listed below is 2114 Pico Boulevard, Santa Monica, California 90405.

                                                                                                           PERCENT OF
                                                                         PERCENT OF        CLASS B          CLASS B
                                                          COMMON           COMMON           COMMON           COMMON
                                                          STOCK            STOCK            STOCK            STOCK
                                                       BENEFICIALLY     BENEFICIALLY     BENEFICIALLY     BENEFICIALLY
                                                          OWNED            OWNED            OWNED            OWNED
                                                       ------------     ------------     ------------     ------------
Anthony J. Scotti(1)..................................   2,383,866          42.04%           --              --
Benjamin J. Scotti(2).................................   1,437,995          25.39%           --              --
Myron Roth(3).........................................     340,850           6.02%           --              --
Thomas Bradshaw(4)....................................     315,850           5.58%           --              --
Sydney D. Vinnedge(5).................................     141,975           2.51%           --              --
Lawrence E. Lamattina(6)..............................      55,000          *                --              --
Gordon C. Luce(7).....................................         600              *            --              --
David A. Mount(7).....................................         600              *            --              --
R. Timothy O'Donnell(8)...............................      96,200           1.68%           --              --
  Jefferson Capital Group, Ltd.
  One James Center
  901 East Cary Street
  Suite 1400
  Richmond, Virginia 23219
Eugene P. Beard(9)....................................     --              --                --              --
  The Interpublic Group of
    Companies, Inc. ("Interpublic")
  1271 Avenue of the Americas
  New York, New York 10020
The Interpublic Group of
  Companies, Inc.(10)(11).............................     630,000          11.13%         2,520,000          44.06%
  1271 Avenue of the Americas
  New York, New York 10020
FMR Corp.(12).........................................     660,003          10.44%           --              --
  82 Devonshire Street
  Boston, Massachusetts 02109
Credit Suisse(13).....................................     695,656          10.94%           --              --
  Paradeplatz 8
  8070 Zurich, Switzerland
All Directors and Named Officers as a group (10
  persons)............................................   3,978,011          69.04%           --              --

---------------
  * less than 1%

 (1) Includes 879,175 shares owned by Messrs. Roth, Bradshaw, Vinnedge and Lamattina and by certain other employees which Anthony J. Scotti has a proxy to vote. Includes 8,696 shares issuable upon conversion of the Company's 6 1/2% Convertible Subordinated Notes due 2003 (the "Notes") registered under a registration statement. Excludes 200,000 performance based options not yet vested or subject to vesting in the next 60 days and additional annual performance based options which Mr. Scotti will receive pursuant to his employment agreement.

 (2) Excludes 18,000 time vesting options not yet vested or subject to vesting in the next 60 days.

 (3) 315,850 of such shares are subject to a voting proxy granted to Anthony J. Scotti. Excludes 100,000 performance based options not yet vested or subject to vesting in the next 60 days.

 (4) 315,850 of such shares are subject to a voting proxy granted to Anthony J. Scotti. Excludes 70,000 performance based options not yet vested or subject to vesting in the next 60 days.

 (5) 108,225 of such shares are subject to a voting proxy granted to Anthony J. Scotti. Excludes 12,000 performance based options not yet vested or subject to vesting in the next 60 days.

 (6) Mr. Lamattina owns 30,000 shares of restricted Common Stock which vest in July 1998 and is vested in 25,000 time vested options. All such shares are subject to a voting proxy granted to Anthony J. Scotti. Excludes 100,000 time vesting and 50,000 performance based options not yet vested or subject to vesting in the next 60 days and additional annual performance based options which Mr. Lamattina will receive pursuant to his employment agreement.

 (7) Excludes 5,400 time vesting options not yet vested or subject to vesting in the next 60 days.

 (8) Mr. O'Donnell owns 33,100 shares of Common Stock and his affiliate, Jefferson Capital Group, Ltd., owns warrants to purchase 62,500 shares. Excludes 5,400 time vesting options not yet vested or subject to vesting in the next 60 days.

 (9) Mr. Beard was appointed to the Board of Directors on October 12, 1994 to fill a vacancy. Mr. Beard does not own any shares directly and disclaims beneficial ownership of the 630,000 shares of Common Stock and the 2,520,000 shares of Class B Common Stock owned by Interpublic.

(10) As disclosed on a Schedule 13D, dated August 12, 1994.

(11) Represents 38.7% (approximately 23% on a fully-diluted basis) of capital stock when Common Stock and Class B Common Stock are aggregated as one class.

(12) As disclosed on a Schedule 13G, dated February 13, 1995; includes shares issuable upon conversion of the Notes registered under a registration statement.

(13) As disclosed on a Schedule 13G dated as of February 3, 1995; includes shares issuable upon conversion of the Notes registered under a registration statement.

                             ELECTION OF DIRECTORS

     In accordance with the Restated Certificate of Incorporation and Bylaws of the Company, the Board of Directors of the Company is divided into three classes. Anthony J. Scotti, Thomas Bradshaw, Myron Roth and R. Timothy O'Donnell were elected by the Company's stockholders as Class II Directors, with terms expiring at the Annual Meeting for 1995; Sydney D. Vinnedge, Gordon C. Luce and Lawrence E. Lamattina were elected by the Company's stockholders as Class III Directors, with terms expiring at the Annual Meeting for 1996; Benjamin J. Scotti, David A. Mount and Eugene P. Beard were elected by the Company's stockholders as Class I Directors, with terms expiring at the Annual Meeting for 1997. All Nominees have consented to being named herein and have indicated their intention to serve as Directors of the Company, if elected.

     The Board of Directors proposes the election of the following Nominees as Class II members of the Board of Directors:

                               Anthony J. Scotti
                                Thomas Bradshaw
                                   Myron Roth
                              R. Timothy O'Donnell

     If elected, the Nominees for Class II Directors are expected to serve until the Annual Meeting for 1998 or their successors are duly elected and qualified.

     Unless otherwise marked, proxies received will be voted FOR the election of each of the Nominees named above. If such person is unable or unwilling to serve as a Nominee for the office of Director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that such Nominee will be unwilling or unable to serve if elected a Director.

INFORMATION WITH RESPECT TO DIRECTORS AND NOMINEES

     The following table sets forth certain information with respect to the continuing Directors and Nominees of the Company as of December 15, 1995.

            NAME                                        POSITION                           AGE
-----------------------------  ----------------------------------------------------------  ---
Anthony J. Scotti**..........  Chief Executive Officer and Chairman of the Board           55
Myron I. Roth**..............  President, Chief Operating Officer and Director             62
Thomas Bradshaw**............  Chief Financial Officer, Senior Executive Vice President    53
                               and Director
Sydney D. Vinnedge...........  Senior Executive Vice President, President -- All American  51
                               Television Entertainment Group and Director
Benjamin J. Scotti...........  Senior Executive Vice President, Executive Vice             58
                               President -- Records Group and Director
Lawrence E. Lamattina........  Chief Executive Officer and President -- All                50
                               American/Fremantle Television Group and Director
Gordon C. Luce*+.............  Director                                                    70
R. Timothy O'Donnell*+++.....  Director                                                    40
David A. Mount*+++...........  Director                                                    52
Eugene P. Beard..............  Director                                                    60

---------------

 * Member of Stock Option Committee

** Member of Executive Committee

 + Member of Compensation Committee

 ++ Member of Audit Committee

     Each of the persons listed above (other than Messrs. Lamattina, O'Donnell, Mount and Beard) assumed the respective position listed above on February 25, 1991, the date on which Scotti Brothers Entertainment Industries, Inc. ("SBEI") merged (the "Merger") into All American Television, Inc., the legal predecessor to the Company. Prior to such date, Anthony J. Scotti and Mr. Vinnedge were already directors of such predecessor.

     ANTHONY J. SCOTTI was a co-founder of the Company and has been a Director of the Company since its inception in 1982. He became Chief Executive Officer and Chairman of the Board on February 25, 1991. In 1974, he co-founded the predecessor to SBEI and served as Chief Executive Officer and Co-Chairman of SBEI from 1974 through February 25, 1991. Mr. Scotti is the non-executive Chairman of the Board of LIVE Entertainment Inc. ("LIVE") (entertainment software) and also served as a consultant to Carolco Pictures Inc. Mr. Scotti's services, under the terms of his employment agreement with the Company, are rendered on a full time basis during normal working conditions; provided, however, that Mr. Scotti is entitled to devote such reasonable amount of time, as Mr. Scotti shall determine, on certain business activities in addition to Mr. Scotti's services to the Company, and such activities may be conducted by Mr. Scotti in various areas of the entertainment industry. Anthony J. Scotti is the brother of Benjamin J. Scotti.

     MYRON ROTH joined SBEI in December 1990 as President and Chief Operating Officer, and he assumed the same titles and became a Director of the Company on February 25, 1991. From November 1988 to November 1990, Mr. Roth was Senior Vice President and General Manager for CBS Records West Coast, where he was responsible for coordinating all of the activities of CBS's West Coast operations in the records division. Prior to joining CBS Records, Mr. Roth was President of MCA Records from May 1986 to November 1988 and its Executive Vice President from May 1983 to May 1986. Mr. Roth is a member of the Board of Directors of the Record Industry Association of America.

     THOMAS BRADSHAW was a director, Senior Executive Vice President and Chief Financial Officer of SBEI from 1985 and, on February 25, 1991, he assumed the same positions at the Company. Prior to 1985, Mr. Bradshaw was involved in entertainment business management for ten years. In addition, Mr. Bradshaw was a director of LIVE Home Video Inc. ("LHV") (home video distribution), a subsidiary of LIVE, from 1987 to 1988 and was a director of LIVE from December 1988 to November 1993.

     SYDNEY D. VINNEDGE was a co-founder of the Company and has been a Director of the Company since its inception in 1982. Since February 25, 1991, Mr. Vinnedge has served as Senior Executive Vice President of the Company. From 1966 to 1970, he was Supervisor of Broadcasting at J. Walter Thompson. From 1970 to 1975, he was Vice President and Head of Television and Radio Programming at Grey Advertising. In 1975, he founded his own production company, where he served as its President until 1979 when he became President of the television production division of SBEI.

     BENJAMIN J. SCOTTI co-founded the predecessor to SBEI in 1974 and served as Co-Chairman of SBEI until February 25, 1991. Since February 25, 1991, Mr. Scotti has been Senior Executive Vice President and Executive Vice President -- Records Group and a Director of the Company.

     LAWRENCE E. LAMATTINA became Chief Executive Officer and President of All American/Fremantle Television Group, an operating division of the Company, on August 3, 1994 and a Director of the Company on October 12, 1994. Since May 1989, he has been Chairman of the Board of Fremantle International, Inc., and Chairman and Chief Executive Officer of EC TV, a division of Interpublic. Mr. Lamattina also continues to act as a consultant to Interpublic with respect to areas that are not competitive with the Company.

     GORDON C. LUCE is a senior advisor to Eastman & Benirschke Financial Group (financial planning and insurance brokerage), a position that he has held from July 1990 to the present. Mr. Luce was Chairman of the Board and Chief Executive Officer of Great American First Savings Bank (formerly San Diego Federal Savings) from 1970 until his retirement in June 1990. The bank was put into a conservatorship in August 1991. Mr. Luce has had a career in public service and was a member of the President's Foreign Intelligence Advisory Board from 1988 to 1990 and the Presidential Board of Advisors on Private Sector Initiative from 1985 to 1988. Mr. Luce was also the Alternate Delegate to the United Nations with the rank of Ambassador in 1982 and 1983, and served as California's Secretary of Business and Transportation from 1967 to 1969. Mr. Luce is a member of the Board of Directors of PS Group (a diversified investment company), Molecular Biosystems, Inc. (a medical research enterprise), and Carolco Pictures, Inc. In addition, from October 1988 to October 1991, Mr. Luce was Chairman of the Board of Trustees of the Scripps Clinic and Research Foundation of La Jolla, California, and he is currently a member of the Board of Trustees of the University of Southern California. He became a Director of the Company on February 25, 1991.

     R. TIMOTHY O'DONNELL was elected to the Company's Board of Directors effective January 2, 1992. He is President of Jefferson Capital Group, Ltd., a privately held investment banking group co-founded by Mr. O'Donnell in September 1989. From July 1988 until September 1989, Mr. O'Donnell served as Vice President, Acquisitions of CCA Industries Inc., a privately held diversified investment company. From April 1983 through June 1988, Mr. O'Donnell was associated with Paine Webber Incorporated, a diversified investment company, most recently as First Vice President. Mr. O'Donnell has been a director of LIVE since 1988 and was a director of LHV from 1987 to 1988. In addition, Mr. O'Donnell has been a director of Shorewood Packaging Corporation (packager for records, videos and cassettes) since October 1991 and a director of Cinergi Pictures Entertainment Inc. since March 1994.

     DAVID A. MOUNT was appointed to the Board of Directors on May 5, 1994. In March 1995, Mr. Mount was named Chairman and Chief Executive Officer of Warner Media Manufacturing and Distribution. Prior thereto, Mr. Mount had been President and Chief Executive Officer of WEA Corporation, a division of Time Warner, Inc., since October 1, 1993. Mr. Mount was President and Chief Executive Officer of LIVE from August 1, 1988 to September 30, 1993. In addition, Mr. Mount served as a director of LIVE in 1989 and from January 1992 to the present. On February 2, 1993, LIVE filed a voluntary petition under Chapter 11 of the

U.S. Bankruptcy Code and emerged pursuant to a plan of reorganization on March 17, 1993. From August 1989 to June 1993, Mr. Mount was President of LHV, and was its Chief Executive Officer from August 1989 to October 1993.

     EUGENE P. BEARD became a director of the Company on October 12, 1994. Mr. Beard has been the Vice Chairman -- Finance & Operations of Interpublic since October 1985 and has served as a director of Interpublic since 1982. Mr. Beard is a member of the Board of Directors of Brown Brothers Harriman 59 Wall Street Fund, Inc. (diversified investment fund), National Westminster Bancorp Inc. (commercial bank) and Micrografx, Inc. (computer software).

     Interpublic has entered into a voting agreement with certain management stockholders of the Company (including Anthony J. Scotti) to vote for the election of one member of the Company's Board of Directors nominated by Interpublic. In addition, in connection with the Company's formation of a 50/50 joint venture (the "LLC") with Interpublic, which joint venture acquired substantially all of the game show assets of Mark Goodson Productions, L.P. and a related entity in October 1995 (the "Mark Goodson Acquisition"), the Company will establish a conflicts committee of the Board, consisting of Messrs. Scotti, Beard and Mount, to determine whether any particular future game show project pursued by the Company apart from the LLC infringes upon the formats acquired in the Mark Goodson Acquisition.

DIRECTORS' REMUNERATION

     The Company does not pay any compensation to any person serving as a member of the Board of Directors of the Company. Non-employee Directors receive automatic option grants of 3,000 shares per year (which vest over five years), with the exception of Mr. Beard who waived his right to option shares.

COMMITTEES OF THE BOARD OF DIRECTORS; ATTENDANCE

     To assist in carrying out its duties and responsibilities, the Board of Directors of the Company has appointed a Stock Option Committee to administer the Company's 1991 Incentive Stock Option Plan, as amended (the "1991 Plan"), and the Company's 1994 Stock Incentive Plan (the "1994 Plan"). For the year ended December 31, 1994, the members of the Stock Option Committee were Gordon
C. Luce, R. Timothy O'Donnell and David A. Mount. During the year ended December 31, 1994, the Stock Option Committee held one meeting. The Board of Directors of the Company has appointed an Executive Committee to assist the Board in the overall management of the business and affairs of the Company. The members of the Executive Committee are Anthony J. Scotti, Myron Roth and Thomas Bradshaw. During the year ended December 31, 1994, the Executive Committee had taken action two times, and all members were participating. The Company has an Audit Committee, of which Messrs. O'Donnell and Mount are members. In 1994, the Board of Directors established a Compensation Committee to assist the Board in setting executive compensation and performance goals for the Company and its executive officers. The members of the Compensation Committee are Messrs. Luce, O'Donnell and Mount. For the year ended December 31, 1994, the Company did not have a nominating committee or any committee performing similar functions. During the year ended December 31, 1994, there were three meetings of the Board of Directors, and all members were participating.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                  STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF
                    THE CLASS II DIRECTORS NOMINATED HEREIN.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued by the Company to the Named Officers for services rendered during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                 COMPENSATION AWARDS
                                                              -------------------------
                                                                            SECURITIES
                                   ANNUAL COMPENSATION        RESTRICTED    UNDERLYING
   NAME AND PRINCIPAL             ---------------------         STOCK      OPTIONS/SARS      ALL OTHER
        POSITION         YEAR      SALARY      BONUS          AWARDS ($)    GRANTED(#)    COMPENSATION(1)
------------------------ ----     --------   ----------       ----------   ------------   ---------------
Anthony J. Scotti....... 1994     $689,000         --              --         100,000             --
  Chief Executive        1993      557,000         --              --            --               --
  Officer                1992      531,000         --              --            --               --
Myron Roth.............. 1994     $408,000   $   79,000            --          50,000             --
  President and Chief    1993      395,000       79,000            --            --               --
  Operating Officer      1992      376,000       79,000            --            --               --
Thomas Bradshaw......... 1994     $399,000   $   42,000            --          35,000             --
  Chief Financial        1993      382,000       42,000            --            --               --
  Officer and Senior     1992      364,000       42,000            --            --               --
  Executive Vice
  President
Sydney D. Vinnedge...... 1994     $371,000   $   13,000            --           6,000             --
  President -- All       1993      350,000       13,000            --            --               --
  American TV            1992      325,000       13,000            --            --               --
  Entertainment Group
  and Senior Executive
  Vice President
Lawrence E. Lamattina... 1994(2)  $229,000   $  229,000        $218,000(8)    150,000             --
  Chief Executive        1993         --           --              --            --               --
  Officer
  and President -- All   1992         --           --              --            --               --
  American/Fremantle
  Television Group
Henry Siegel(3)......... 1994     $293,000         --              --            --          $ 825,000(7)
  Former                 1993(5)   546,000    1,250,000(4)         --            --               --
  President -- All
  American Television,   1992         --           --              --       250,000(6)            --
  Inc.

---------------
(1) The Named Officers received compensation in the form of personal benefits, including automobile allowances, premiums for health insurance, disability insurance and life insurance, which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each year.

(2) Mr. Lamattina's employment with the Company commenced on August 3, 1994.

(3) Mr. Siegel's employment with the Company terminated in July 1994.

(4) In accordance with his employment agreement, Mr. Siegel received a one-time bonus equal to a percentage of the cumulative pre-tax income of the Company's television operations for the period beginning November 15, 1991 and ending December 31, 1992.

(5) Mr. Siegel's employment commenced in February 1993.

(6) In accordance with his employment agreement dated November 15, 1991, Mr. Siegel was granted non-qualified options to purchase up to 250,000 shares of Common Stock at an exercise price of $4.00 per share. Options to purchase 90,000 shares vested upon the commencement of employment. All unexercised options were revoked upon termination of Mr. Siegel's employment.

(7) Represents a lump sum payment pursuant to separation agreement between the Company and Mr. Siegel.

(8) In accordance with his employment agreement dated August 3, 1994, Mr. Lamattina was granted restricted stock awards under the 1994 Plan, as of July 6, 1994, for 30,000 shares of Common Stock with a vesting date of July 5, 1998. The shares have been valued using the closing bid price on July 6, 1994 of $7.25.

                           OPTION/SAR GRANTS IN 1994

                                                               INDIVIDUAL GRANTS
                                    -----------------------------------------------------------------------
                                                    PERCENT OF
                                     NUMBER OF         TOTAL
                                     SECURITIES    OPTIONS/SARS    EXERCISE                      GRANT DATE
                                     UNDERLYING     GRANTED TO      OR BASE                       PRESENT
                                    OPTIONS/SARS   EMPLOYEES IN      PRICE                         VALUE
               NAME                  GRANTED(#)     FISCAL YEAR    ($/SH)(1)   EXPIRATION DATE      (2)
----------------------------------  ------------   -------------   ---------   ---------------   ----------
Anthony J. Scotti.................     100,000(3)      20.39%       $  8.50      June 21, 2004    $ 463,000
Myron Roth........................      50,000(3)      10.19%          8.50      June 21, 2004      231,000
Thomas Bradshaw...................      35,000(3)       7.14%          8.50      June 21, 2004      162,000
Sydney D. Vinnedge................       6,000(3)       1.22%          8.50      June 21, 2004       28,000
Lawrence E. Lamattina.............     150,000(4)      30.58%          7.625     June 21, 2004      622,000

---------------

(1) Exercise price is based upon the closing bid price of the Company's Common Stock on the date of grant.

(2) Grant date value is determined using the Black-Scholes option valuation model.

(3) Each of these options vests in varying percentages based upon the satisfaction of certain performance targets. None of these options had vested as of December 31, 1994.

(4) 25,000 of these options are performance based and vest in varying percentages based upon the satisfaction of certain performance targets. 125,000 of these options vest ratably over five years.

OPTION EXERCISES IN 1994 AND YEAR-END OPTION VALUES

     The following table provides certain information concerning the exercise of stock options and shows the number of shares covered by both exercisable and non-exercisable stock options held as of the end of 1994. Also shown are values for "in-the-money" options, which represent the positive difference between the exercise price of such options and the price of the Common Stock at year end.

                                                 AGGREGATED OPTION/SAR EXERCISES DURING 1994
                                                  AND OPTION/SAR VALUES ON DECEMBER 31, 1994
                          ------------------------------------------------------------------------------------------
                                                              NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                                OPTIONS/SARS AT                  OPTIONS/SARS
                                                               DECEMBER 31, 1994             AT DECEMBER 31, 1994
                          SHARES ACQUIRED      VALUE                  (#)                            ($)
          NAME              ON EXERCISE       REALIZED     EXERCISABLE/ UNEXERCISABLE     EXERCISABLE/ UNEXERCISABLE
------------------------  ---------------     --------     ------------ -------------     ------------ -------------
Anthony J. Scotti.......         --              --              0         100,000            $  0          $ 0
Myron Roth..............         --              --              0          50,000               0            0
Thomas Bradshaw.........         --              --              0          35,000               0            0
Sydney D. Vinnedge......         --              --              0           6,000               0            0
Lawrence E. Lamattina...         --              --              0         150,000               0            0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1994, the Company established a Compensation Committee whose members are Gordon C. Luce, R. Timothy O'Donnell and David A. Mount. For information concerning certain transactions between the Company and Messrs. Anthony J. Scotti, Benjamin J. Scotti, Thomas Bradshaw, Myron Roth, Luce and O'Donnell, see "Certain Relationships and Related Transactions."

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on executive compensation:

COMPENSATION OVERVIEW

     The Company uses a combination of salary and incentive compensation, including cash bonus and periodic grants of stock options under the Company's 1991 Plan, the 1994 Plan (collectively, the "Plans") or pursuant to other option plans or arrangements which may be adopted by the Board of Directors, to compensate its executive officers. Additional benefits, including insurance benefits, are provided to executives and other key employees that the Company believes are similar to those provided by other companies in the entertainment industry. The Company draws most of its executives and other key employees from the entertainment industry where creative talent is crucial and commands a significant premium, and where decisions made by a relatively small number of employees with an in-depth knowledge of creative businesses can have a major impact on the performance of the Company. Persons with such unique qualifications are rare and are being pursued by other companies both in and out of the entertainment industry, many of whom have greater available resources than the Company. Each of the Company's executive officers is currently employed pursuant to a multi-year employment agreement, the purpose of which is to retain the services of such executive officer for an extended period. The Company believes that its compensation program for executive officers benefits the Company through the continuation of expansion and new opportunities designed to enhance stockholder value.

     In May 1994, the Company amended certain of its employment agreements with its executives following the recommendation of Towers Perrin, Inc. ("Towers"), an executive compensation consultant retained by the Company. Towers assessed the Company's current compensation levels for its executive officers and reviewed the annual incentive and the long-term incentive compensation plans. Towers compared such compensation and plans to 13 entertainment or entertainment related companies for which data were publicly available (the "Proxy Group"), which group is included in the peer group in the Corporate Performance Graph. This review was undertaken by the Company to establish consistent yet competitive compensation arrangements that also reflect the financial performance of the Company. Such review compared financial performance of the Company and each of the members of the Proxy Group and cash compensation and long-term incentives of comparable positions between such companies. The Company had the highest return on equity and the second highest average three-year rate of growth in the Proxy Group. Towers recommended that the Company should target executive compensation at levels above Proxy Group averages as an incentive to continue such level of performance. Overall, Towers determined that the Company's cash compensation was below the Proxy Group median for the Chief Operating Officer and Chief Executive Officer and above the Proxy Group median for the Executive Vice Presidents and Chief Financial Officer. Towers noted, however, that the Chief Financial Officer's heavy involvement in Company operations warranted the higher base level pay. Towers also determined that the Company fell below the competitive norms for long-term incentive compensation. Towers recommended maintaining base salaries (except for an increase in the Chief Executive Officer) and, for the short term, annual incentives at current levels while adopting a long-term incentive plan, such as the 1994 Plan, that emphasizes both standard stock options and performance-based stock options.

SALARY

     The base salary to which each of the Company's executive officers is entitled is specified in such person's employment agreement (see "Employment Agreements" below) and was established pursuant to arm's-length negotiations with each executive officer, in part based on the subjective assessment of the Company which included a number of factors, including experience, tenure and responsibility, and external factors, including similarly situated executives, geographic and economic conditions, based on information drawn from a variety of sources, including published survey data, information obtained from the media, and the Company's own experience in recruiting and retaining executives, although complete information is not easily obtainable. The majority of the employment agreements were entered into at the time of the Merger and were subject to the review and approval of the financial advisors to the parties in the Merger and ECD Corporation, an outside investor in the Company in the Merger. Subsequent modifications to such employment agreements have been made following negotiations with an underwriter of the Company's Common Stock or following the report of Towers.

CASH BONUS

     Arrangements for bonus compensation for the Company's executive officers are also negotiated individually with each executive officer and are generally fixed by contract. Bonus arrangements take various forms and may be determined based on factors such as the Company's or a specific segment of the Company's operations, financial performance or project developments. Each of Anthony J. Scotti, Myron Roth, Thomas Bradshaw, Sidney D. Vinnedge and Benjamin J. Scotti agreed to an amendment to their employment agreements to eliminate bonus provisions tied to the achievement of certain financial objectives by the Company in connection with the March 1992 public offering of the Company's Common Stock at the request of the underwriter. The Company's executive officers, however, are eligible to receive discretionary bonuses as may be determined by the Board of Directors. Except for Messrs. Bradshaw, Lamattina, Roth and Vinnedge, who are discussed below, the Chief Executive Officer develops individual bonus recommendations following the end of each fiscal year based on the subjective assessment of the Company's overall performance and each executive officer's contribution to such performance. No specific formula is used; however, factors may include improved competitive position, project development, long-term objectives and the executive officer's leadership role in any of the foregoing factors. Such factors are not necessarily linked to any specific performance related targets or given any particular weight. Messrs. Bradshaw, Roth and Vinnedge, by agreement with the Company, are the beneficiaries of a fixed bonus equal to the amount of their respective payments to the Company pursuant to a stock purchase agreement entered into with each of them at the time of the Merger. Messrs. Bradshaw, Roth and Vinnedge are also eligible for an additional bonus in the discretion of the Board of Directors. Mr. Lamattina's employment agreement provides for an annual incentive compensation payment of up to $550,000 per year (prorated in the case of 1994) based on operating income of the All American/Fremantle Television Group as compared to operating income targets established by the Compensation Committee. Mr. Siegel's employment agreement provided for a one-time bonus of $1,250,000 based on the pre-tax income of the television operations of the Company during the period from November 15, 1991 through December 31, 1992, which was paid to Mr. Siegel in 1993. No discretionary bonuses were paid to the executive officers for 1994.

OPTION GRANTS

     The Company uses incentive and non-qualified stock options and other available forms of compensation under the Plans which are intended to provide additional long-term incentives to key employees, including the Company's executive officers. The Board of Directors believes that stock ownership, through options or otherwise, aligns the executive officers' interests with the stockholders' interest. The 1991 Plan and 1994 Plan have been approved by the Company's stockholders. Grants under the Plans generally require the executive to be employed by the Company on the exercise date and vest over a period of years (time vesting options) or the Company's achievement of certain performance criteria (performance options) following the date of grant. The exercise price of such grants is generally equal to the market price of the Company's Common Stock on the grant date; therefore, option grants will only benefit an executive if the market price of the Company's Common Stock is greater than on the date of the option grant. No specific formula is used to determine grants made to any particular employee, including executive officers, but grants are generally based on factors such as employment agreements and competitive norms and subjective factors such as promotion, contribution to performance, and individual performance related criteria. The Chief Executive Officer makes recommendations to the Stock Option Committee with respect to option grants and vesting. While time vesting options typically vest equally over a five-year period, options granted to certain executive officers may have shorter or longer vesting periods. Performance options typically vest upon the achievement of certain performance criteria of the operations of the Company, its subsidiaries or divisions over a certain period of time established by the Compensation Committee. In April 1995, the executive officers received stock option grants of 226,000 shares in accordance with the Towers report which found such grants to be within competitive norms and recommended such grants to balance pay for performance and integrate total compensation with long-term stockholder returns. In June 1994, five of the executive officers (including Mr. Anthony J. Scotti) received stock option grants of 226,000 shares. In July 1994, the Company granted Mr. Lamattina options to acquire an aggregate of 150,000 shares and 30,000 shares of restricted Common Stock pursuant to the 1994 Plan. Henry Siegel received a stock option grant outside of the Plans to acquire 250,000 shares in November 1991 pursuant to his employment agreement. In connection with Mr. Siegel's termination of employment in July 1994, options relating to all 250,000 shares have been cancelled.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Anthony J. Scotti, Chairman and Chief Executive Officer of the Company, is compensated pursuant to an employment agreement described under "Employment Agreements" below. His original employment agreement had an initial term of five years and was negotiated in connection with the Merger and amended at the request of the underwriters in connection with the Company's 1992 offering of Common Stock. Mr. Scotti's employment agreement established an annual base salary of $500,000, increasing by five percent on each anniversary date of such agreement. The employment agreement also permits an annual bonus in the discretion of the Board of Directors. The term of Mr. Scotti's employment agreement was extended in May 1994 to February 1999. In connection with such extension and as recommended by the Towers report, Mr. Scotti's annual base salary was increased to $750,000, increasing by ten percent on each anniversary date. Mr. Scotti's employment agreement was also amended, upon the recommendation of Towers, to provide for the annual grant of options to acquire 100,000 shares of Common Stock, commencing in 1994, in an effort to bring Mr. Scotti's long-term incentive compensation within the competitive norms of the Proxy Group. These options will vest upon the satisfaction of certain performance criteria of the Company as established by the Compensation Committee. These recommendations were based on the strategic importance of Mr. Scotti to the Company, the dilutive effect of the 1994 Plan on Mr. Scotti's ownership in the Company and the review by Towers of competitive norms for companies in the Proxy Group.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally allows tax deductions to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to consider the provisions of Section 162(m) in connection with the performance based portion of the compensation of its executives (which currently consists of stock option grants and annual bonuses described above). However, the Board of Directors does not necessarily intend to structure compensation to its executives to avoid disallowance of any tax deductions in the future in light of available tax deductions to the Company and the requirements imposed by Section 162(m) and the proposed regulations thereunder for compensation to be fully deductible for income tax purposes.

                         THE COMPENSATION COMMITTEE OF
                            THE BOARD OF DIRECTORS:

                                 Gordon C. Luce
                              R. Timothy O'Donnell
                                 David A. Mount

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements commencing February 25, 1991, with each of Anthony J. Scotti, Myron Roth, Thomas Bradshaw and Sydney D. Vinnedge. Each of these agreements has a term of five years, ending in February 1996, other than the agreement with Mr. Roth, which expires in December 1995 (following which it is currently expected that Mr. Roth will continue to be employed by the Company without a specific term); Anthony J. Scotti's agreement was amended in May 1994 and was extended until February 1999. The Company also entered into an employment agreement with Lawrence E. Lamattina commencing August 3, 1994 for a term of five years. Under these agreements, the current annual salaries of Messrs. Scotti, Roth, Bradshaw, Vinnedge and Lamattina are $825,000, $425,000, $422,000, $400,000 and $550,000, respectively. The base salary of each of these executives increases by five percent per year, except that Mr. Scotti receives a ten percent annual increase (subject to an overall maximum base salary not to exceed $1,000,000), and Mr. Vinnedge receives a $25,000 annual increase. Each of the foregoing executives is provided with an automobile expense reimbursement allowance and an annual allowance to cover premiums for life, health and disability insurance. Messrs. Roth, Bradshaw and Vinnedge are entitled to an annual bonus under their employment agreements in an amount equal to the annual payments due under certain stock purchase notes previously executed by each of them. Mr. Lamattina is entitled to receive annual incentive compensation of up to $550,000 per year if certain operating income targets are achieved by the Company. Mr. Scotti is entitled to expense reimbursement for certain business related expenses. Mr. Scotti is entitled to receive annual 100,000 stock option grants, commencing in 1994, as long-term incentive compensation. Mr. Lamattina is entitled to receive annual 25,000 stock option grants (up to 100,000 shares in total), commencing in 1994. Messrs. Scotti's and Lamattina's options will vest upon the achievement of certain performance criteria by the Company.

     In November 1991, the Company entered into an employment agreement (which became effective February 8, 1993) with Henry Siegel pursuant to which he agreed to serve as President of the All American/LBS Television Group, a division of the Company encompassing All American Television, Inc. and the former business operated by LBS Communications, Inc. ("LBS"). The agreement provided for fixed annual compensation at specified annual rates (which rate was $546,000 per year in 1994) during the term ending November 15, 1997, a one-time bonus of $1,250,000 based on the cumulative pre-tax income of the television operations of the Company from the date of the employment agreement through December 31, 1992 and an option grant of 250,000 shares of Common Stock at an exercise price of $4.00 per share, vesting over a period of five years after the effective date of such employment agreement. Mr. Siegel's employment with the Company terminated in July 1994. Pursuant to the separation agreement with Mr. Siegel, the Company made a lump sum payment of $825,000, and all of Mr. Siegel's options relating to 250,000 shares were cancelled.

                             CORPORATE PERFORMANCE

     The following graph compares the stock price of the Company's Common Stock with the performance of the Standard and Poor's ("S&P") 500 Composite Index and the S&P Entertainment Index as of February 26, 1991, the date of the Merger, and as of the last trading date for each of 1991, 1992, 1993 and 1994. The graph assumes that $100 was invested on February 26, 1991 in the Company's Common Stock, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock other than to holders of record of Common Stock of the Company at February 25, 1991, who were paid an extraordinary dividend in the amount of $10.00 per share in connection with the Merger. The S&P 500 Composite and S&P Entertainment Indices set forth below have been revised to reflect corrected information regarding the same indices presented in the Company's 1994 proxy statement provided by S&P. The historical price performance data shown on the graph are not necessarily indicative of future price performance.

               TOTAL SHAREHOLDER RETURNS -- DIVIDENDS REINVESTED

      MEASUREMENT PERIOD         ALL AMERICAN       S&P 500            S&P
    (FISCAL YEAR COVERED)       COMMUNICATIONS     COMPOSITE      ENTERTAINMENT
    ---------------------       --------------     ---------      -------------
           1989                      100            100              100
           1990                      105.00          98.89            93.08
           1991                      240.00         126.42           101.03
           1992                      228.75         136.05           144.47
           1993                      277.50         149.76           166.98
           1994                      187.50         151.74           159.26

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report on Executive Compensation beginning on page 9 and the graph on page 13 shall not be incorporated by reference into any such filings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company engaged Jefferson Capital Group, Ltd. ("JCG") to provide investment banking services, including valuation of the transaction, pricing and financing, to the Company in connection with (i) the acquisition of LBS for a fee of $100,000 and (ii) the acquisition of certain assets and an equity interest in Freemantle International, Inc. for a fee of $300,000. R. Timothy O'Donnell, a member of the Company's Board of Directors, is the President and a significant stockholder of JCG. The Company has also agreed to indemnify JCG against any liabilities it incurs in connection with the acquisition of LBS, except due to JCG's gross negligence or willful misconduct.

     In October 1994, the Company loaned $250,000 to Thomas Bradshaw. Such loan is secured by a pledge of shares of Common Stock of the Company owned by Mr. Bradshaw, bears interest at a rate of 8.0% per annum (equal to the rate then in effect under the Company's working capital line of credit) and will mature upon the expiration of Mr. Bradshaw's employment agreement.

     The Company believes that the terms of the transactions described above are substantially comparable to those that would have been obtainable in similar or analogous transactions with unaffiliated parties.

     In April 1994, Thomas Bradshaw sold to Anthony J. Scotti 25,000 shares of Common Stock at a price of $8.00 per share.

MANAGEMENT STOCKHOLDERS AGREEMENT

     The Company has entered into a stockholders agreement with Anthony J. Scotti, Benjamin J. Scotti, Myron Roth, Thomas Bradshaw, George Back, Joseph E. Kovacs and Sydney D. Vinnedge (the "Management Stockholders Agreement"), pursuant to which (i) each of Messrs. Roth, Bradshaw and Vinnedge granted to (a) Anthony J. Scotti and Benjamin J. Scotti a right of first refusal on all shares of the Company's Common Stock owned by Messrs. Roth and Bradshaw immediately after the Merger and the 108,225 shares received by Mr. Vinnedge in the Merger for shares of SBEI Common Stock owned by him and a right to purchase all such shares upon termination of their employment for a reason other than "cause" (as defined in their respective employment agreements) and (b) Anthony J. Scotti an irrevocable proxy to vote all such shares until August 25, 1996 and (ii) each of the individuals was granted certain registration rights for such shares owned by him. As a result of such rights, in the event of any public offering, each of such individuals could cause the Company to register all of such shares of Common Stock owned by him, which would permit each such individual to sell his shares in the public market. The proxy granted to Anthony J. Scotti, when combined with proxies from other employees on vested but unexercised options for 109,250 shares, gives him the ability to control the voting of 2,345,170 shares of the 5,623,359 shares (or approximately 42%) of the Common Stock outstanding.

     Lawrence E. Lamattina, David Champtaloup and Doug C. Gluck have granted to Anthony J. Scotti an irrevocable proxy to vote all shares of Common Stock acquired upon exercise of their options to purchase an aggregate of 187,000 shares of Common Stock and, in Mr. Lamattina's case, 30,000 shares of restricted stock granted pursuant to the 1994 Plan.

                      AMENDMENT TO THE COMPANY'S RESTATED
                          CERTIFICATE OF INCORPORATION

GENERAL

     The Board of Directors has authorized, subject to stockholder approval and the approval of the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") Stock Market, an amendment to the Company's Restated Certificate of Incorporation (the "Amendment") to enable holders of the Company's Common Stock to convert each share of Common Stock held by such holder into one share of Class B Common Stock. The text of the Amendment is set forth on Exhibit A to this proxy statement.

DESCRIPTION OF AMENDMENT

     If the Amendment is approved, the holders of the Common Stock, of which 5,632,052 shares were outstanding on the Record Date, will have the right to convert the Common Stock into Class B Common Stock on a one for one basis at such time as the holder determines. No additional consideration or inducement will be given to any holder upon such conversion. When the Company cancels the surrendered Common Stock certificate and issues the certificates for Class B Common Stock, the holder will be considered for all purposes to be the holder of Class B Common Stock. The Class B Common Stock is identical to the Common Stock except that the Class B Common Stock does not confer any voting rights, other than in situations provided for by law.

PURPOSES AND REASONS FOR THE AMENDMENT

     The Company has proposed the Amendment in order to provide the holders of Common Stock with greater liquidity. It is anticipated that the recently completed public offering of Class B Common Stock will create a large public market in such stock. The Amendment will allow holders of the Common Stock to participate in that anticipated market. The members of the Board of Directors, with the exception of Eugene Beard, may be deemed to have an interest in the outcome of the vote on the Amendment to the extent that they individually and beneficially own shares of Common Stock.

     The affirmative vote of a majority of the outstanding shares of Common Stock, as of the Record Date, is required to approve the Amendment. The Board believes that stockholder approval of the Amendment is in the best interests of the Company.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                      VOTE "FOR" APPROVAL OF THE AMENDMENT

                            INDEPENDENT ACCOUNTANTS

     Upon unanimous recommendation of the Board of Directors, the Company has appointed Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 1995. Ernst & Young has served as the Company's independent accountants since 1985.

     Services provided to the Company by Ernst & Young during fiscal year 1994 included the examination of the Company's consolidated financial statements and consultations on various tax matters.

     In the event stockholders do not approve the appointment of Ernst & Young as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Board of Directors.

     Representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
              STOCKHOLDERS VOTE "FOR" APPROVAL OF THE APPOINTMENT
           OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                           PROPOSALS OF STOCKHOLDERS

     A proper proposal submitted by a stockholder for presentation at the Company's Annual Meeting for 1996 and received at the Company's executive offices a reasonable time in advance of such meeting will be included in the Company's proxy statement and form of proxy relating to such Annual Meeting.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting for 1995 other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                 MISCELLANEOUS

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and Directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC").

Executive officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

     The Company files each year with the SEC an Annual Report on Form 10-K as prescribed by SEC rules. Copies of the 10-K will be provided, without charge, to any stockholder of the Company. Written requests for a copy of the 10-K should be directed to Paul Pavlis, Corporate Secretary, at All American Communications, Inc., 2114 Pico Boulevard, Santa Monica, California 90405.

                                                                       EXHIBIT A

                   PROPOSED AMENDMENT TO RESTATED CERTIFICATE
             OF INCORPORATION OF ALL AMERICAN COMMUNICATIONS, INC.

     Article FOURTH B of the Restated Certificate be amended to add the following provision:

     5. The holders of the Common Stock shall be entitled to convert each share of Common Stock held by such holder into one share of the Class B Common Stock at the option of the holder. To effect such a conversion, the holder shall surrender the Common Stock certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder wishes to receive certificates for the Class B Common Stock, the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, a certificate or certificates for the number of shares converted into Class B Common Stock and a certificate or certificates for any Common Stock not converted. The person or persons entitled to receive the shares of Class B Common Stock shall be treated for all purposes as the holder of record of Class B Common Stock on the date the Class B Common Stock certificate or certificates are issued, and on that date shall surrender any rights particular to Common Stock. Each share of Common Stock converted will be cancelled after it has been converted as provided herein.

     Article FOURTH C of the Restated Certificate be amended to add the following provision:

     6. Upon conversion of the Common Stock into the Class B Common Stock pursuant to Section B5 of this Article FOURTH, the holder of converted shares will accrue all rights of holders of Class B Common Stock to dividends, stock dividends or stock splits, combinations of stock, or distribution of assets, including upon voluntary or involuntary liquidation or dissolution, but shall have no voting rights, except as otherwise provided by law.

                               FORM OF PROXY CARD
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                     ALL AMERICAN COMMUNICATIONS, INC. FOR
                      1995 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned, revoking any previous proxies for such stock, hereby appoints each of ANTHONY J. SCOTTI, BENJAMIN J. SCOTTI and MYRON ROTH, as attorney and agent, acting individually or by a majority of those present, with full power of substitution, to vote as proxy in the name, place and stead of the undersigned at the annual meeting of stockholders of ALL AMERICAN COMMUNICATIONS, INC. to be held on January 17, 1996 and at any adjournment(s) thereof, according to the number of votes that the undersigned would be entitled to vote if personally present. Without limiting the generality hereof, each of such persons is authorized to vote (1) as hereinafter specified upon the proposals listed on the reverse side and described in the Proxy Statement for the meeting and (2) in his discretion upon any other matter that may properly come before the meeting.

    The shares represented by this proxy shall be voted as specified. If no specification is made, the shares shall be voted on the specified matters as recommended by the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the items below.

1. Approval of the following Class II nominees to the Board of Directors:
                     Anthony J. Scotti                   FOR / /   WITHHOLD / /
                     Thomas Bradshaw                     FOR / /   WITHHOLD / /
                     Myron Roth                          FOR / /   WITHHOLD / /
                     R. Timothy O'Donnell                FOR / /   WITHHOLD / /

                                 (continued and to be signed on reverse side)

    2. Approval of the amendment to the Company's Restated Certificate of Incorporation to enable holders of the Company's Common Stock to convert each share of Common Stock held by such holder
      into one share of Class B Common Stock
              FOR / /     AGAINST / /     ABSTAIN / /

    3. Approval of the appointment of Ernst & Young
              FOR / /     AGAINST / /     ABSTAIN / /

                                                    ----------------------------
                                                             Signature

                                                    ----------------------------
                                                             Signature

                                                    Date: ________________, 1996

                                                    IMPORTANT: PLEASE SIGN YOUR
                                                    NAME OR NAMES EXACTLY AS
                                                    STENCILED ON THIS PROXY.
                                                    WHEN SIGNING AS ATTORNEY,
                                                    EXECUTOR OR ADMINISTRATOR,
                                                    TRUSTEE OR GUARDIAN, PLEASE
                                                    GIVE YOUR FULL TITLE AS
                                                    SUCH.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.
        A STAMPED AND ADDRESSED ENVELOPE HAS BEEN PROVIDED FOR YOUR USE.